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                                                                    Exhibit 4.18


                                                                  EXECUTION COPY


                              STOCK PLEDGE AGREEMENT dated as of March 12, 1998,
                        among NSM Steel Company, Ltd., a Cayman Islands company ("NSM Cayman"), and The Chase Manhattan Bank, a New York banking corporation ("Chase"), as trustee (in such capacities, the "Trustee") under each of the Indentures (as defined below) and Chase, as collateral agent (in such capacity, the "Collateral Agent") hereunder.

            NSM Steel (Delaware) Inc. ("NSM (Del)") and NSM Cayman (collectively, the "Note Issuers"), propose to issue and sell to NatWest Capital Markets Limited ("NatWest"), McDonald & Company Securities, Inc. ("McDonald"), PaineWebber Incorporated ("PaineWebber") and ECT Securities Corp ("ECT" and, together with NatWest, McDonald and ECT, the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated March 2, 1998 (the "Purchase Agreement"), among the Note Issuers, Nakornthai Strip Mill Public Company Limited ("NSM" or the "Company" and, together with the Note Issuers, the "Issuers") and the Initial Purchasers, $249,000,000 principal amount at maturity of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") and $175,0 10,000 (Gross Proceeds) Representing 203,500 Units (the "Units" and, together with the Senior Notes, the "Offered Securities"), each unit consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 with a principal amount at maturity of $ 1,000 (collectively, the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes") and 633.09266 warrants, each to purchase one ordinary share par value l0 Baht per share (the "Ordinary Shares"), of NSM. In connection with, and concurrently with the consummation of, the issuance and sale of the Offered Securities, the Issuers propose to consummate a private placement consisting of $53,133,016 aggregate principal amount at maturity of 12 3/4% Subordinated Second Mortgage Debentures Due 2009 (the "Debentures").

            The Senior Notes will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Senior Subordinated Notes will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Debentures will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Senior Notes will be issued under an indenture dated as of March 1, 1998 (the "Senior Note Indenture"), among the Note Issuers, NSM and the Trustee. The Senior Subordinated Notes will be issued pursuant to an indenture dated as of March 1, 1998 (the "Senior Subordinated Note Indenture"), among the Note Issuers, NSM, and the Trustee. The Debentures will be issued pursuant to an Indenture dated as of March 1, 1998 among the Note Issuers, NSM and the Trustee (the "Debenture Indenture" and, together with the Senior Note Indenture and the Senior Subordinated Note Indenture, the "Indentures"). Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Indentures.

            Pursuant to the terms of the Indentures, NSM Cayman (the "Stock Pledgor") has agreed to pledge all of the issued and outstanding shares of capital stock in NSM (Del) to the Collateral Agent as security for all obligations of the Note Issuers under the Notes and the

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Indentures governing the Notes (the "Note Obligations") and all obligations of the Note Issuers under the Debentures and the Debenture Indenture (the "Debenture Obligations" and, together with the Note Obligations, the "Note/Debenture Obligations").

            Accordingly, the Stock Pledgor, the Trustee and the Collateral Agent on behalf of the holders of the Notes and the Debentures, including any Depository therefor (and each of their respective successors or assigns) (such holders, the "Secured Parties"), hereby agree as follows:

                                    ARTICLE I

                                  Stock Pledge

            SECTION 1.1. Stock Pledge. As security for the payment and performance, as the case may be, in full of the Note/Debenture Obligations, the Stock Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Stock Pledgor's right, title and interest in, to and under (a) the shares of capital stock owned by it and listed on Schedule I hereto and any shares of capital stock of NSM(Del) obtained in the future by the Stock Pledgor and the certificates representing all such shares (the "Pledged Stock"); (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof in respect of the Pledged Stock; (c) subject to Section 1.5, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the Pledged Stock; (d) subject to Section 1.5, all rights and privileges of the Stock Pledgor with respect to the Pledged Stock and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the "Note/Debenture Collateral"). Upon delivery to the Collateral Agent, (a) any stock certificates or other securities now or hereafter included in the Note/Debenture Collateral (the "Pledged Securities') shall be accompanied by stock powers duly executed in blank or other instruments of transfer in form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Note/Debenture Collateral shall be accompanied by proper instruments of assignment duly executed by the Stock Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

            TO HAVE AND TO HOLD the Note/Debenture Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth and to the Indentures.


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            SECTION 1.2. Delivery of the Note/Debenture Collateral. The Stock
Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Note/Debenture Collateral.

            SECTION 1.3. Representations, Warranties and Covenants. The Stock Pledgor hereby represents, warrants and covenants, as to itself and the Note/Debenture Collateral pledged by it hereunder, to and with the Collateral Agent that:

                  (a) the Pledged Stock represents that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, the
            Stock Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule 1, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Note/Debenture Collateral, other than pursuant hereto, and (iv) subject to Section 1.5, will cause any and all Note/Debenture Collateral, whether for value paid by the Stock Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (c) the Stock Pledgor (i) has the power and authority to
            pledge the Note/Debenture Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all liens (other than the lien created by this Agreement), however arising, of all persons whomsoever;

                  (d) no consent of any other person (including shareholders or creditors of any Stock Pledgor) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Stock
            Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Note/Debenture Collateral are delivered to the Collateral Agent in accordance with this Agreement the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Note/Debenture Obligations;

                  (f) the pledge effected hereby is effective to vest in the
            Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Note/Debenture Collateral as set forth herein;


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                  (g) all of the Pledged Stock has been duly authorized and
            validly issued and is fully paid and nonassessable;

                  (h) all information set forth herein relating to the Pledged
            Securities is accurate and complete in all material respects as of the date hereof, and

                  (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

            SECTION 1.4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Stock Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Stock Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Stock Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

            SECTION 1.5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default under any of the Indentures shall have occurred and be continuing:

                  (i) The Stock Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the Indentures; provided, however, that the Stock Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Indentures or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to the
            Stock Pledgor, or cause to be executed and delivered to the Stock Pledgor, all such proxies, powers of attorney and other instruments as the Stock Pledgor may reasonably request for the purpose of enabling the Stock Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                  (iii) The Stock Pledgor shall be entitled to receive and
            retain any and all cash dividends paid on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indentures and applicable laws. All noncash dividends and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-


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            in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Note/Debenture Collateral, and, if received by any Stock Pledgor, shall not be commingled by such Stock Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Stock Pledgor to dividends that the Stock Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by the Stock Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Stock Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section
1.7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Stock Pledgor all cash dividends (without interest), that the Stock Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

            (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Stock Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 1.5, and the obligations of the Collateral Agent under paragraph
(a)(ii) of this Section 1.5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the holders of the Notes and the Debentures, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Stock Pledgor to exercise such rights. After all Events of Default have been cured or waived, the Stock Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

            SECTION 1.6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Note/Debenture Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future


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delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Note/Debenture Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Note/Debenture Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Stock Pledgor, and, to the extent permitted by applicable law, the Stock Pledgor hereby waives all rights of redemption, stay, valuation and appraisal that the Stock Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            The Collateral Agent shall give a Stock Pledgor 10 days' prior written notice (which the Stock Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of the Stock Pledgor's Note/Debenture Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Note/Debenture Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Note/Debenture Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Note/Debenture Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Note/Debenture Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Note/Debenture Collateral is made on credit or for future delivery, the Note/Debenture Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Note/Debenture Collateral so sold and, in case of any such failure, such Note/Debenture Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this
Section 1.6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Stock Pledgor (all said rights being also hereby waived and released), the Note/Debenture Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Stock Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Note/Debenture Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) the Stock Pledgor shall not be entitled to the return


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of the Note/Debenture Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Note/Debenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Note/Debenture Collateral and to sell the Note/Debenture Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 1.6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

            SECTION 1.7. Reimbursement of Collateral Agent. (a) The Stock Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Note/Debenture Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Stock Pledgor to perform or observe any of the provisions hereof.

            (b) The Stock Pledgor agrees to indemnify the Collateral Agent against, and hold the Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against the Collateral Agent arising out of, in any way connected with, or as a result of
(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions (as defined in the Purchase Agreement) and the other transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Collateral Agent is a party thereto, provided that such indemnity shall not, as to the Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Collateral Agent.

            (c) Any amounts payable as provided hereunder shall be additional Note/Debenture Obligations secured hereby and by the Indentures. The provisions of this Section 1.7 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Note/Debenture Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 1.7 shall be payable on written demand therefor and shall bear interest at the rate specified therefor in the Notes and the Debentures, as relevant.

            SECTION 1.8. Collateral Agent Appointed Attorney-in-Fact. The Stock Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Stock Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument


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that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Stock Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Note/Debenture Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Stock Pledgor representing any interest or dividend or other distribution payable in respect of the Note/Debenture Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Note/Debenture Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Stock Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            SECTION 1.9. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Stock Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Stock Pledgor in any case shall entitle the Stock Pledgor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified unless the conditions specified in Sections 9.01 and 9.02 of the Indentures have been satisfied and a written agreement is entered into between the Collateral Agent and the Stock Pledgor with respect to which such waiver, amendment or modification is to apply.

            SECTION 1.10. Securities Act, etc. In view of the position of the Stock Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Stock Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the


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Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Stock Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Stock Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Stock Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 1.10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

            SECTION 1.11. Registration, etc. The Stock Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. The Stock Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Stock Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. The Stock Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue

Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Stock Pledgor will bear all costs and expenses of carrying out its obligations under this Section 1. 1 1. The Stock Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 1.11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 1. 1 1 may be specifically enforced.

            SECTION 1.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Note/Debenture Collateral and all obligations of the Stock Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indentures, the Notes or the Debentures with respect to any of the Note/Debenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note/Debenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures, the Notes or the Debentures relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Note/Debentures Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Stock Pledgor in respect of the Note/Debenture Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Note/Debenture Obligations).

            SECTION 1.13. Termination or Release. (a) This Agreement (except for
Section 1.7) and the security interests granted hereby shall terminate when all the Note/Debenture Obligations have been indefeasibly paid in full.

            (b) In connection with any termination pursuant to paragraph (a), the Collateral Agent shall execute and deliver to the Stock Pledgor, at the Stock Pledgor's expense, all documents that the Stock Pledgor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 1. 14 shall be without recourse to or warranty by the Collateral Agent.

                                   ARTICLE II

                               Priority of Rights

            SECTION 2.1. Second Priority Creditors. Each holder of any Debenture agrees that (i) the interests of the holders of Senior Notes and the holders of Senior Subordinated Notes, including their interests in any payments to be made from the proceeds of any sale or other perfection or creation of any security interests or liens in the Note/Debenture Collateral on behalf of any Secured Party shall be prior to the interests of the holders of the Debentures in the Note/Debenture Collateral, including their interests in any such payments, to the extent and in the manner provided in Section 2.3, (and from time to time shall execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same) and (ii) at all times that a Default under the Senior Notes or Senior Note Indenture or Senior Subordinated

Notes or Senior Subordinated Note Indenture has occurred and is continuing, absent the consent of the holders of a majority of the aggregate principal amount of each of the Senior Notes outstanding and the Senior Subordinated Notes outstanding, the holders of the Debentures shall refrain from taking any action to foreclose upon, acquire title to (by bidding in at foreclosure or otherwise), take possession of, liquidate or otherwise proceed against any of the Note/Debenture Collateral.

            SECTION 2.2. Senior Subordinated Noteholders. Each holder of any Senior Subordinated Note agrees that at all times that a Default has occurred and is continuing under the Senior Notes or Senior Note Indenture, the holders of the Senior Subordinated Notes shall (a) absent the consent of the holders of a majority of the aggregate principal amount of Senior Notes outstanding, refrain from taking any action toward collection of or enforcement or otherwise exercise any rights of such holders of Senior Subordinated Notes with respect to the Note/Debenture Collateral, whether pursuant to applicable law, contract or otherwise, including any and all rights concerning foreclosure upon the Note/Debenture Collateral and (b) shall (i) with respect to any bankruptcy, insolvency, or similar proceeding, not be entitled to vote with respect to the Note/Debenture Collateral or their rights with respect thereto, whether pursuant to applicable law (including applicable bankruptcy or insolvency law), contract (including the Senior Subordinated Indenture), or otherwise, and (ii) in connection with any vote in respect of the Note/Debenture Collateral (including in any bankruptcy, insolvency or similar proceeding or otherwise), be deemed to have voted in the same manner and to the same effect as the holders of a majority of the aggregate principal amount of Senior Notes then outstanding, and the holders of the Senior Subordinated Notes hereby assign pursuant to the Security Sharing Agreement such rights to vote to the holders of the Senior Notes for the duration of any such Default for the purposes of effecting any such vote; provided, that the foregoing provisions (A) shall only apply to the holders of the Senior Subordinated Notes so long as the amount owed by the Note Issuers or the Company to the holders of the Senior Notes in respect of the Senior Notes and the Senior Note Indenture exceeds U.S.$50 million and (B) shall not create any contractual obligation on holders of the Senior Notes to take or refrain from taking any action with respect to the Note/Debenture Collateral.

            SECTION 2.3. Distribution. The proceeds of any enforcement, collection or other realization of all or any part of the Note/Debenture Collateral pursuant hereto shall be paid to the Collateral Agent. The Collateral Agent shall deposit these proceeds into accounts it will establish and maintain at its principal corporate trust office in New York, New York for the benefit of the Secured Parties (the "Collateral Accounts"). The Collateral Agent may appropriate and apply sums received by it in connection with the enforcement of all outstanding Note/Debenture Obligations to the credit of any of the accounts which have been established in the name of the Collateral Agent, or over which the Collateral Agent holds a security interest on behalf of the Secured Parties or other sums the disposition of which it has the power to control, in relation to this Agreement or the Indentures. Such sums shall be applied to the following order of priority:

            (a) first, in payment of all costs, charges, fees, expenses and liabilities incurred and payments made by and indemnities owed to (collectively, "costs") the Collateral Agent and any receiver, attorney, agent, delegate, subdelegate or other person (each a "receiver") appointed by the Collateral Agent in accordance with the terms of this Agreement or the Indentures in connection with the performance of its obligations hereunder or thereunder or the execution or purported execution of any powers, authorities or discretions vested in it or him pursuant hereto or thereto including (without limitation to the foregoing) the remuneration of the Collateral Agent;

            (b) second, pro rata to: the Notes Depositary and the Notes Trustees, in payment for all Notes Obligations that consist of costs incurred in connection with the administration of the Note Depositary Agreement and the applicable Indentures;

            (c) third, to the payment in full of the Note Obligations (the amounts so applied to be distributed among the Secured Parties ratably to the respective entitlements of the applicable Secured Parties (as the case may be) in accordance with the amounts of the Note Obligations owed to them on the date of any such distribution);

            (d) fourth, to the Debenture Depositary and the Debenture Trustee, in payment for all Debentures Obligations consisting of costs incurred in connection with the administration of the Debenture Depositary Agreement and the Debenture Indenture;

            (e)   fifth, to the payment in full of the Debenture Obligations;
                  and

            (f) sixth, to the extent that any funds remain, to the Stock Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                                   ARTICLE III

                         Appointment of Collateral Agent

            Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the Collateral Agent for and on its behalf in respect of the Notes/Debenture Collateral on the same terms and conditions as provided under Articles 3 and 4 of the Security Sharing Agreement; provided, however, that, for purposes of this Agreement, references in such Articles 3 and 4: (i) to the "Secured Creditors" shall be deemed to be references to the Secured Parties, (ii) to the "Revenue Account, the Operating Account and the Notes Sinking Fund Account" shall be deemed to be references to the Notes DSR Account and the Offshore Revenue Account, (iii) to the "Security Documents" shall be deemed to be references to this Agreement, (iv) to "this Agreement", when used alone and not in conjunction with the term "Security Documents," shall be deemed to be references to this Agreement, (v) to "this Agreement", when used in conjunction with the term "Security Documents," shall be deemed to have been deleted, (vi) to the "Secured Creditors' Representative" shall be deemed to be references to the Trustee, (vii) to the "Shared Collateral" shall be deemed to be references to the Notes/Debenture Collateral,
(viii) to the "Collateral" shall be deemed to be references to the Notes/Debenture Collateral, (ix) to the "Credit Documents" shall be deemed to be references to the Indentures, the Notes, the Debentures and this Agreement, (x) to "Secured Indebtedness" and "Total Secured Indebtedness" shall be deemed to be references to the Notes/Debenture Obligations and (xi) to the "Issuers and the Company" shall be deemed to be references to the Stock Pledgor; and all references in such
Article 3 and 4 to the "Thai Lenders", the "Thai Facility Agent" and the "Bank Credit Facility" shall be deemed to have been deleted.

                                   ARTICLE IV

                                  Miscellaneous

            SECTION 4.1. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 14.02 of the Indentures.

            SECTION 4.2. Further Assurances. The Stock Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Note/Debenture Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

            SECTION 4.3. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Stock Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to the Stock Pledgor when a counterpart hereof executed on behalf of such Stock Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent and thereafter shall be binding upon such Stock Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Stock Pledgor, the Collateral Agent, the Trustee and the other Secured Parties, and their respective successors and assigns, except that Stock Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Note/Debenture Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the Indentures.

            SECTION 4.4. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Stock Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent, the Trustee and the other Secured Parties and shall survive the issuance of the Notes by the Note Issuers and the sale of the Debentures by the Issuers, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on or any other fee or amount payable under this Agreement is outstanding and unpaid.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in goodfaith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            (c) This Agreement shall remain in full force and effect as to all Note/Debenture Obligations remaining unpaid, not withstanding the discharge and payment in full of any and all Note/Debenture Obligations owned under any one or more of the Indentures. Upon any such discharge of any one or more of the Indentures, the Stock Pledgor hereby agrees to enter into such conforming changes hereto as shall be reasonably satisfactory to the Trustee confirming the rights provided hereunder in respect of the remaining Note/Debenture Obligations outstanding.

            SECTION 4.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 4.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 3.3. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 4.7. Rules of Interpretation. The rules of interpretation specified in Section 1.04 of the Indentures shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

            SECTION 4.7. Jurisdiction; Consent to Service of Process. (a) The Stock Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Stock Pledgor or its properties in the courts of any jurisdiction.

            (b) The Stock Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 4.8. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 4.9. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, the Stock Pledgor authorizes the Collateral Agent to file financing statements with respect to the Pledged Stock owned by it without the signature of the Stock Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            SECTION 4.10. Amendments. No modifications, waiver or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Stock Pledgor, the Trustee and the Collateral Agent; provided, however, that (i) no such modification, waiver or amendment shall adversely effect any of the Collateral Agent's rights, immunities or rights to indemnification under this Agreement or expand its duties or obligations under this Agreement without the prior written consent of the Collateral Agent and (ii) no such modification, waiver or amendment shall
(A) create any lien on the Collateral, or any part thereof or terminate any part of the security interest of the Collateral Agent in all or substantially all of the Collateral or (B) deprive the holders of the Notes or Debentures of any part of the security afforded hereunder, in each case without the consent of (x) the Trustee on behalf of the Senior Notes and Senior Subordinated Notes, acting at the direction of a majority of the holders of outstanding Note Obligations (unless the holders of the Senior Notes and Senior Subordinated Notes shall have released the Stock Pledgor of its obligations hereunder) and (y) the Trustee on behalf of the holders of the Debentures, acting at the direction of a majority of the holders of outstanding Debenture Obligations.

            SECTION 4.11. No Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement shall impair such right, power or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  NSM STEEL COMPANY LTD.,

                                  By   : /s/  John W. Shultes
                                         --------------------------
                                  Title:  President/CEO


                                  THE CHASE MANHATTAN BANK, as Trustee,

                                  By   :  /s/ Valerie Dunbar
                                         --------------------------
                                  Title:  Vice President


                                  THE CHASE MANHATTAN BANK, as Collateral Agent,

                                  By  :  /s/  Valerie Dunbar
                                         --------------------------
                                  Title:  Vice President

                                                               Schedule I to the
                                                                Pledge Agreement


                                                                                 Number and
                                  Number of                                      Class of              Percentage
Issuer                            Certificate        Registered Owner            Shares                of Shares
------                            -----------        ----------------            ------                ---------
NSM Steel (Delaware), Inc.                           NSM Steel Company Ltd.      10,000 shares         100
                                                                                 of common
                                                                                 stock,
                                                                                 U.S.$1.00 par
                                                                                 value